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                                                                    EXHIBIT 10.5


               SECOND AMENDMENT TO OFFER TO PURCHASE AND CONTRACT

THIS SECOND AMENDMENT TO OFFER TO PURCHASE CONTRACT (the "Second Amendment") is made and entered into as of the 1st day of October, 1999 by and between YAGER-KUESTER PUBLIC FUND LIMITED PARTNERSHIP ("Seller"), and FOUR DAN, L.L.C., a North Carolina Limited Liability Company having its principal place of business at 4400 South Silas Creek Parkway, Suite 200, Winston-Salem, North Carolina, 27104 ("Purchaser").


                                   WITNESSETH

WHEREAS, Seller and Purchaser have previously entered into an Offer to Purchase and Contract dated July 19, 1999 as amended by Amendment to Offer to Purchase and Contract dated September 2, 1999 (as amended, the "Contract");

WHEREAS, Seller and Purchaser desire to amend the terms of the Contract to increase the amount of the earnest money and to make it non-refundable, to clarify that there are only two remaining conditions to the parties' obligation to close, and to set the date for closing; and

WHEREAS, Seller and Purchaser agree that the following modification shall be made to the Contract:

                                    AGREEMENT

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties agree as follows:

         1. Earnest Money. The earnest money as described in Paragraph 1(a) of the Contract is hereby increased to Seventy Thousand Dollars ($70,000), which includes Twenty Thousand Dollars ($20,000) previously paid to Chicago Title Insurance Company, as escrow agent, and an additional Fifty Thousand Dollars ($50,000), which shall be paid within three days after the execution of this Second Amendment to Chicago Title Insurance Company as escrow agent. The entire $70,000 in earnest money shall be non-refundable and should be payable to Seller whether or not closing occurs unless there is a default by Seller or unless one of the two Remaining Contingencies (as hereafter defined) is not fulfilled during the time frame required by this Second Amendment.

         2. Fulfillment of Conditions to Purchaser's Obligation to Close. Purchaser acknowledges that is has completed its inspection of the Property, reviewed the tenant leases, and performed all other due diligence in connection with the Contract and the Property, and hereby waives any right under the Contract to terminate the Contract and receive a return of its earnest money except in the

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                  event of a Seller default or failure by Seller to fulfill one of the Remaining Contingencies (as hereinafter defined).

         3. Remaining Contingencies. Purchaser's obligation to close under the Contract as amended hereby is conditioned on fulfillment of the following two conditions (the "Remaining
                  Contingencies"):

                  (a) Seller shall obtain an amendment to the existing lease for a portion of the Property with the General Services Administration (Internal Revenue Service) to renew said tenant's current lease and amend the lease to increase the square footage of that lease on terms satisfactory to Seller and Purchaser.

                  (b) Seller shall obtain consent of its limited partners holding a majority of partnership interests to the sale as may be required by the Seller's Limited Partnership Agreement.

         4. Date of Closing. In order to modify the provision of Paragraph 2(a) of the Contract related to the time of closing, the first sentence of Paragraph 2(a) of the Contract is hereby deleted and the following insert in lieu thereof:

                           "The purchase and sale hereunder shall be closed at a time and place mutually agreed by the parties, which shall as follows:

                           (i) If Seller gives Purchaser notice that the Remaining Contingencies are fulfilled on or before December 20, 1999, the closing shall occur on the earlier of (a) 30 days after the date of said notice or (b) December 31, 1999.

                           (ii) If the Remaining Contingencies are not fulfilled on or before December 20, 1999, then closing shall occur no later than thirty (30) days after notice from Seller to Purchaser of the fulfillment of the Remaining Contingencies; provided, however, that if the Seller has not given the Purchaser notice on or before March 1, 2000 that the Remaining Contingencies have been fulfilled, then this contract shall terminate, and Seller shall instruct Chicago Title Insurance Company as escrow agent to return the $70,000 earnest money to Purchaser.

         5. Ratification. Except as expressly or by implication amended hereby, the Contract as originally written shall remain in full force and effect.


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IN WITNESS WHEREOF, Seller and Purchaser have caused this Second Amendment to
Offer to Purchase and Contract to be executed under seal as of the day and year first above written.



                                 SELLER:

                                 YAGER-KUESTER PUBLIC FUND
                                 LIMITED PARTNERSHIP, a North
                                 Carolina Limited Partnership

                                 By: FSK Limited Partnership
                                          General Partner

                                 By: /s/ Faison S. Kuester, Jr.  (Seal)
                                     ----------------------------
                                         Faison S. Kuester, Jr., General Partner
                                         Of FSK Limited Partnership


                                 By: DRY Limited Partnership
                                          General Partner


                                 By: /s/ Dexter R. Yager, Sr.   (Seal)
                                     ---------------------------
                                         Dexter R. Yager, Sr.
                                         General Partner of DRY Limited
                                         Partnership



                                 BUYER:

                                 FOUR DAN, L.L.C.
                                 A North Carolina Limited Liability Company



                                 By: /s/ Lloyd R. Daniel, Jr.      (SEAL)
                                     ------------------------------
                                         Member/Manager